UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2012

CITIBANK CREDIT CARD ISSUANCE TRUST
(Issuing Entity in respect of the Notes)
(Exact name of issuing entity as specified in its charter)

DELAWARE	333-145220-01	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK CREDIT CARD MASTER TRUST I
(Issuing Entity in respect of the Collateral Certificate)
(Exact name of issuing entity as specified in its charter)

NEW YORK	333-145220-02	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

CITIBANK, N.A.
(Exact name of depositor and sponsor as specified in its charter)

UNITED STATES OF AMERICA	333-145220-03	13-5266470
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

399 Park Avenue New York, New York	10043
(Address of principal executive offices of depositor and sponsor)	(Zip Code)

Registrant's telephone number, including area code:  (212) 559-1000
(Former name or former address, if changed since last report):  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

The following information relates to the credit card receivables owned by Citibank Credit Card Master Trust I and the related credit card accounts.  Some of the terms used herein are used as defined in the Glossary of Terms at the end of this Report.

Loss and Delinquency Experience

The following table sets forth the loss experience for cardholder payments on the credit card accounts for each of the periods shown on a cash basis.  The Net Loss percentage calculated for each period below is obtained by dividing Net Losses by the Average Principal Receivables Outstanding multiplied by a fraction, the numerator of which is the total number of days in the applicable calendar year and the denominator of which is the total number of days in the trust monthly reporting periods for the applicable period (365/364 for the year ended December 27, 2011, 365/365 for the year ended December 28, 2010 and 365/367 for the year ended December 28, 2009).

If accrued finance charge receivables that have been written off were included in losses, Net Losses would be higher as an absolute number and as a percentage of the average of principal and finance charge receivables outstanding during the periods indicated. Average Principal Receivables Outstanding is the average of principal receivables outstanding during the periods indicated. There can be no assurance that the loss experience for the receivables in the future will be similar to the historical experience set forth below.

Loss Experience for the Accounts
(Dollars in Thousands)
Year Ended December 27, 2011	Year Ended December 28, 2010	Year Ended December 28, 2009

Average Principal Receivables Outstanding	$60,924,613	$69,707,899	$75,724,189

Gross Charge-Offs	$4,886,666	$7,852,393	$7,895,559
Recoveries	$698,723	$558,737	$382,517
Net Losses	$4,187,943	$7,293,656	$7,513,042

Net Losses as a Percentage of Average Principal Receivables Outstanding	6.89%	10.46%	9.87%

Net losses as a percentage of gross charge-offs for each of the years ended December 27, 2011, December 28, 2010 and December 28, 2009 were 85.70%, 92.88% and 95.16%, respectively.  Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods, customer disputes or various other miscellaneous write-offs.  During the 36 trust monthly reporting periods from January 2009 through December 2011, such reductions ranged from 0.68% to 1.46% of the outstanding principal receivables as of the end of the related trust monthly reporting period.  The reduction of receivables in this manner reduces only the seller's interest in the master trust. Recoveries are collections received in respect of principal receivables previously charged off as uncollectible. Net losses are gross charge-offs minus recoveries.

The following table sets forth the delinquency experience for cardholder payments on the credit card accounts as of each of the dates shown.  The Delinquent Amount includes both principal receivables and finance charge receivables. The percentages are the result of dividing the Delinquent Amount by the average of principal and finance charge receivables outstanding during the periods indicated. There can be no assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

Delinquency Experience for the Accounts
(Dollars in Thousands)

As of December 25, 2011	As of December 26, 2010	As of December 27, 2009

Number of Days Delinquent	Delinquent Amount	Percentage	Delinquent Amount	Percentagee	Delinquent Amount	Percentage
Up to 34 days	$1,281,238	2.08%	$1,728,464	2.43%	$2,501,832	3.24%
35 to 64 days	525,245	0.85	833,600	1.17	1,175,684	1.52
65 to 94 days	423,006	0.69	644,787	0.91	972,112	1.26
95 to 124 days	351,324	0.57	572,395	0.81	869,279	1.13
125 to 154 days	289,044	0.47	503,778	0.71	791,797	1.03
155 to 184 days	268,674	0.44	460,592	0.65	715,581	0.93

Total	$3,138,531	5.10%	$4,743,616	6.68%	$7,026,285	9.11%

The global financial and economic crisis that began in 2007 had an adverse effect on the assets of the master trust.  The ensuing economic recession and rising unemployment resulted in significant increases in net losses and delinquencies. While net losses and delinquencies have recently trended downward, net losses remain substantially higher than they were before the recent financial crisis and economic recession.  There can be no assurance the downward trend will continue.  There could be future increases in net losses and delinquencies, and such increases could be significant.

Citibank, as servicer, may enter into arrangements to extend or otherwise change payment schedules for cardholders who are experiencing financial hardship. This includes reducing interest rates, ceasing the accrual of interest entirely or making other accommodations to a cardholder. As of December 25, 2011, 433,045 accounts, which represent 1.73% of the total number of accounts designated to the master trust, were subject to a loan modification arrangement. As of December 25, 2011, these accounts had an aggregate receivables balance of $2,862,848,858, which represents 4.80% of the total outstanding receivables in the master trust.

Revenue Experience

The revenues for the credit card accounts from finance charges, fees paid by cardholders and interchange for each of the years ended December 27, 2011, December 28, 2010 and December 28, 2009 are set forth in the following table.  The revenue experience in this table is presented on a cash basis before deduction for charge-offs. Average Revenue Yield calculated for each period below is obtained by dividing Finance Charges and Fees Paid by Average Principal Receivables Outstanding multiplied by a fraction, the numerator of which is the total number of days in the applicable calendar year and the denominator of which is the total number of days in the trust monthly reporting periods for the applicable period (365/364 for the year ended December 27, 2011, 365/365 for the year ended December 28, 2010 and 365/367 for the year ended December 28, 2009).

Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the credit card receivables, the amount of any annual membership fee, other fees paid by cardholders, the amount, if any, of principal receivables that is discounted and treated as finance charge receivables, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of credit card accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the receivables.

Revenue Experience for the Accounts
(Dollars in Thousands)

	Year Ended	Year Ended December 28, 2010	Year Ended December 28, 2009
	December 27, 2011

Finance Charges and Fees Paid	$10,335,132	$13,414,392	$13,692,050
Average Revenue Yield	17.01%	19.24%	17.98%

The revenues from periodic finance charges and fees -- other than annual fees -- depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months -- as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases -- and upon other card-related services for which the cardholder pays a fee. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the accounts and in the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed on the accounts and other factors.

From March 2009 to March 2011, a 1% discount percentage was applied to the principal receivables in the credit card accounts designated to the master trust.  The impact of this discounting – by recharacterizing 1% of principal collections as finance charge collections – was to increase the reported revenue yield on the accounts by an amount ranging from 1.97% to 2.39%, with an average increase of 2.17%, during the 25 trust monthly reporting periods that discounting was in effect.  This discounting was discontinued in accordance with the operative documents in April 2011 because the 3-month average excess spread was above 7% for each of the three preceding trust monthly reporting periods.

Cardholder Monthly Payment Rates

The following table sets forth the highest and lowest cardholder monthly payment rates for the credit card accounts during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for that month.

Monthly payment rates on the credit card receivables may vary because, among other things, a cardholder may fail to make a required payment, may only make the minimum required payment or may pay the entire outstanding balance. Monthly payment rates on the receivables may also vary due to seasonal purchasing and payment habits of cardholders. Monthly payment rates include amounts that are treated as payments of principal receivables and finance charge receivables with respect to the accounts under the pooling and servicing agreement. In addition, the amount of outstanding receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the accounts, which may change.  Cardholder monthly payment rates are calculated on the balances of those cardholder accounts that have an amount due.  Cardholder accounts with a zero balance or a credit balance are excluded from these calculations.

As of the most recent related billing date prior to December 25, 2011, 46.55% of the accounts had a credit balance or otherwise had no payment due, 23.31% of the cardholders paid their entire outstanding balance, 4.31% of the cardholders made only the minimum payment due, 3.20% of the cardholders paid an amount less than the minimum due (including no payment) and the remaining 22.63% of the cardholders paid an amount greater than the minimum due, but less than the entire outstanding balance.

Cardholder Monthly Payment Rates for the Accounts

	Year Ended	Year Ended December 28, 2010	Year Ended December 28, 2009
	December 27, 2011

Lowest Month	18.44%	17.99%	16.75%
Highest Month	22.11%	20.69%	19.87%
Average of the Months in the Period	20.48%	19.15%	18.32%

Interchange

Credit card-issuing banks participating in the MasterCard International, VISA and American Express systems receive interchange or similar fee income – referred to herein as interchange – as compensation for performing issuer functions, including taking credit risk, absorbing certain fraud losses and funding receivables for a limited period before initial billing.  Under the MasterCard International, VISA and American Express systems, interchange in connection with cardholder charges for merchandise and services is passed from banks or other entities which clear the transactions for merchants to credit card-issuing banks.  Interchange generally ranges from approximately 1% to 2% of the transaction amount. Citibank is required to transfer to the master trust interchange attributed to cardholder charges for merchandise and services in the accounts. In general, interchange is allocated to the master trust on the basis of the ratio that the amount of cardholder charges for merchandise and services in the accounts bears to the total amount of cardholder charges for merchandise and services in the portfolio of credit card accounts maintained by Citibank. MasterCard International, VISA and American Express may change the amount of interchange reimbursed to banks issuing their credit cards.

The Credit Card Receivables

The receivables in the credit card accounts designated to the master trust as of December 25, 2011 included $659,241,502 of finance charge receivables and $58,966,409,367 of principal receivables – which amounts include overdue finance charge receivables and overdue principal receivables. As of December 25, 2011, there were 25,070,858 accounts. Included within the accounts are inactive accounts that have no balance. The accounts had an average principal receivable balance of $2,352 and an average credit limit of $13,179. The average principal receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was approximately 18%.  99.92% of the accounts were opened before December 2009.

As of December 25, 2011, 99.83% of the credit card receivables in the master trust represented obligations of cardholders with billing addresses in the United States. Of the accounts, as of December 25, 2011, the following percentages related to cardholders with billing addresses in the following states:

	Percentage of Total Number of Accounts	Percentage of Total Outstanding Receivables

California	13.63%	14.08%
New York	11.36%	10.10%
Texas	7.13%	8.96%
Florida	6.35%	5.83%
Illinois	5.32%	5.98%

Since the largest number of cardholders’ billing addresses were in California, New York, Texas, Florida and Illinois, adverse changes in the business or economic conditions in these states could have an adverse effect on the performance of the receivables.  No other state represents more than 5% of the number of accounts or outstanding receivables.

As of December 25, 2011, 2.28% of the credit card receivables in the master trust related to small business revolving credit card accounts originated by Citibank. The receivables in the 223,460 small business credit card accounts designated to the master trust as of December 25, 2011 included $13,112,749 of finance charge receivables and $1,344,302,252 of principal receivables – which amounts include overdue finance charge receivables and overdue principal receivables.

Citibank issues its small business credit cards to business owners who agree to use the cards for business purposes. With respect to substantially all accounts, both the individual business owner and the business are jointly and severally liable for all charges and balances on the account. For the remainder of the accounts, only the individual business owner is liable. The small business credit card accounts generally have higher receivables balances, credit limits and monthly payment rates than the other accounts designated to the master trust, taken as a whole.  In addition, interchange generated on the receivables in these accounts is generally higher than the interchange generated on the receivables in the other accounts designated to the master trust.

As of December 25, 2011, the small business credit card accounts designated to the master trust had an average principal receivable balance of $6,016 and an average credit limit of $31,637. The average principal receivable balance in the accounts as a percentage of the average credit limit with respect to the accounts was approximately 19%.  99.66% of the accounts were opened before December 2009. Of the accounts, as of December 25, 2011, 25.13% of the receivables related to obligors with billing addresses in California and 16.79% in Texas.  No other state represents more than 10% of the outstanding receivables.  As of December 25, 2011, 90.36% of the receivables in the accounts related to obligors whose FICO score is greater than 660, and 95.91% of the receivables had a “current” payment status as of the most recent related billing date.

As of the most recent related billing date prior to December 25, 2011, 24.23% of the small business credit card accounts had a credit balance or otherwise had no payment due, 52.00% of the obligors paid their entire outstanding balance, 1.56% of the obligors made only the minimum payment due, 4.33% of the obligors paid an amount less than the minimum due (including no payment) and the remaining 17.88% of the obligors paid an amount greater than the minimum due, but less than the entire outstanding balance.

As of December 31, 2011, approximately 25% of the credit card receivables in the master trust related to credit cards issued under the Citibank/American Airlines AAdvantage co-brand program.  Cardholders in the AAdvantage program receive benefits for the amounts charged on their AAdvantage cards, including frequent flyer miles in American Airline's frequent flyer program. Conditions that adversely affect the airline industry or American Airlines could adversely affect the usage and payment patterns of the AAdvantage cards. In addition, termination of the AAdvantage program could have an adverse effect on the payment rates and excess spread reported by the master trust. As of December 31, 2011, no other co-brand or affinity program of Citibank accounted for more than 1% of the credit card receivables in the master trust.

On November 29, 2011, AMR Corporation and certain of its subsidiaries, including American Airlines, Inc., filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of New York. In a press release issued November 29, 2011, AMR Corporation stated that American Airlines expects to maintain the AAdvantage frequent flyer program and normal flight schedules throughout the Chapter 11 process.  However, there can be no assurance that such program or flight schedules will continue to be maintained or that adverse developments with respect to American Airlines will not have an adverse effect on the Citibank/American Airlines AAdvantage co-brand program, including performance of the AAdvantage cards.

The credit card accounts include receivables which, in accordance with the servicer's normal servicing policies, were charged-off as uncollectible. However, for purposes of calculation of the amount of principal receivables and finance charge receivables in the master trust for any date, the balance of the charged-off receivables is zero and the master trust owns only the right to receive recoveries on these receivables.

The following tables summarize the credit card accounts designated to the master trust as of December 25, 2011 by various criteria. References to "Receivables Outstanding" in these tables include both finance charge receivables and principal receivables. Because the composition of the accounts will change in the future, these tables are not necessarily indicative of the future composition of the accounts.

Credit balances presented in the following table are a result of cardholder payments and credit adjustments applied in excess of a credit card account's unpaid balance. Accounts which have a credit balance are included because receivables may be generated in these accounts in the future. Credit card accounts which have no balance are included because receivables may be generated in these accounts in the future.

Composition of Accounts by Account Balance

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
Account Balance	Accounts	Accounts	Outstanding	Outstanding

Credit Balance…........................…..	213,153	0.85%	$ (52,410,204)	-0.09%
No Balance ….............................…..	11,575,753	46.17	0	0.00
Less than or equal to $500.00.............	3,283,086	13.10	633,340,024	1.06
$500.01 to $1,000.00..........................	1,488,940	5.94	1,094,785,690	1.84
$1,000.01 to $2,000.00.......................	1,883,866	7.51	2,763,351,254	4.63
$2,000.01 to $3,000.00.......................	1,247,050	4.97	3,085,937,769	5.18
$3,000.01 to $4,000.00...............…....	906,460	3.62	3,155,835,506	5.29
$4,000.01 to $5,000.00.......................	704,222	2.81	3,158,491,928	5.30
$5,000.01 to $6,000.00....................	547,592	2.18	3,003,874,427	5.04
$6,000.01 to $7,000.00.......................	447,834	1.79	2,905,683,060	4.87
$7,000.01 to $8,000.00.......................	371,260	1.48	2,780,509,380	4.66
$8,000.01 to $9,000.00.......................	317,806	1.27	2,698,560,391	4.53
$9,000.01 to $10,000.00.....................	276,458	1.10	2,624,548,612	4.40
$10,000.01 to $15,000.00...................	855,839	3.41	10,453,524,789	17.53
$15,000.01 to $20,000.00...................	465,207	1.86	8,045,331,464	13.49
Over $20,000.00.................………...	486,332	1.94	13,274,286,779	22.27

Total...............................................	25,070,858	100.00%	$59,625,650,869	100.00%

Composition of Accounts by Credit Limit

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
Credit Limit	Accounts	Accounts	Outstanding	Outstanding

Less than or equal to $500.00............	1,181,869	4.71%	$ 56,464,963	0.09%
$500.01 to $1,000.00.........................	611,512	2.44	136,268,726	0.23
$1,000.01 to $2,000.00......................	1,239,856	4.95	572,263,484	0.96
$2,000.01 to $3,000.00......................	1,083,259	4.32	838,917,416	1.41
$3,000.01 to $4,000.00..........…........	999,709	3.99	989,847,427	1.66
$4,000.01 to $5,000.00......................	1,213,989	4.84	1,310,258,797	2.20
$5,000.01 to $6,000.00......................	1,042,473	4.16	1,233,251,979	2.07
$6,000.01 to $7,000.00......................	1,055,579	4.21	1,360,151,221	2.28
$7,000.01 to $8,000.00......................	1,158,944	4.62	1,447,213,064	2.43
$8,000.01 to $9,000.00......................	1,153,614	4.60	1,601,378,313	2.69
$9,000.01 to $10,000.00....................	1,262,069	5.03	1,840,663,976	3.09
$10,000.01 to $15,000.00..................	4,858,242	19.37	8,745,454,480	14.67
$15,000.01 to $20,000.00..................	2,701,209	10.76	7,709,412,867	12.93
Over $20,000.00......…......................	5,508,534	22.00	31,784,104,156	53.29

Total..........................................	25,070,858	100.00%	$59,625,650,869	100.00%

Accounts presented in the table below as "Current" include accounts on which the minimum payment has not been received before the next billing date following the issuance of the related bill.

Composition of Accounts by Payment Status

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
Payment Status	Accounts	Accounts	Outstanding	Outstanding

Current…..........................................	24,603,278	98.14%	$56,487,119,001	94.74%
Up to 34 days delinquent...................	234,596	0.94	1,281,238,456	2.15
35 to 64 days delinquent..................	73,826	0.29	525,245,106	0.88
65 to 94 days delinquent..................	53,478	0.21	423,006,372	0.71
95 to 124 days delinquent..................	41,992	0.17	351,324,382	0.59
125 to 154 days delinquent...............	33,409	0.13	289,043,921	0.48
155 to 184 days delinquent................	30,279	0.12	268,673,631	0.45

Total.........................................	25,070,858	100.00%	$59,625,650,869	100.00%

Composition of Accounts by Age

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
Age	Accounts	Accounts	Outstanding	Outstanding

Less than or equal to 6 months..........	0	0.00%	$ 0	0.00%
Over 6 months to 12 months.............	0	0.00	0	0.00
Over 12 months to 24 months...........	20,174	0.08	31,978,189	0.05
Over 24 months to 36 months...........	905,981	3.61	1,574,764,119	2.64
Over 36 months to 48 months...........	1,614,341	6.44	3,079,902,354	5.17
Over 48 months to 60 months...........	1,799,013	7.18	2,979,814,098	5.00
Over 60 months.................................	20,731,349	82.69	51,959,192,109	87.14

Total.........................................	25,070,858	100.00%	$59,625,650,869	100.00%

The following table sets forth the composition of accounts by FICO®* score as of December 25, 2011. A FICO score is a measurement determined by Fair, Isaac & Company using information collected by major credit bureaus to assess credit risk.  A credit report is generally obtained from one or more credit bureaus for each application for a new account.  Once a customer has been issued a card, Citibank refreshes the FICO score on most accounts on a monthly basis. Citibank generally does not refresh the FICO scores of closed accounts that have no balance and certain other categories of accounts.  A FICO score of zero indicates that the FICO score of an account has not been refreshed for one of these reasons or that the customer did not have enough credit history for a FICO score to be calculated.

As previously disclosed, during the first quarter of 2011, Citibank began using a more updated FICO model to score cardholder accounts in substantially all of its credit card portfolios, including all of the accounts designated to the master trust. As a result of this change in scoring model, the FICO scores of the accounts designated to the master trust generally increased.  The change was made to incorporate a more recent version of FICO in order to improve the predictive strength of the score and to enhance Citibank's ability to manage risk.

As of December 25, 2011, 84.83% of the receivables in the master trust related to obligors whose FICO score is greater than 660.

Composition of Accounts by FICO Score

		Percentage		Percentage
		of Total		of Total
	Number of	Number of	Receivables	Receivables
FICO Score	Accounts	Accounts	Outstanding	Outstanding

0 ........……………………………....	6,024,018	24.03%	$ 344,678,697	0.58%
001 to 599 ……………....................	579,682	2.31	2,856,675,887	4.79
600 to 639 ……………....................	604,902	2.41	2,891,084,006	4.85
640 to 660 …………….................	565,976	2.26	2,955,162,690	4.96
661 to 679 ……………....................	737,638	2.94	4,256,046,073	7.14
680 to 699 …………........................	1,011,754	4.04	6,312,715,312	10.59
700 to 719 …………........................	1,219,097	4.86	7,416,003,896	12.44
720 to 739 …………........................	1,300,560	5.19	6,880,663,369	11.54
740 to 759 …………........................	1,442,974	5.76	6,223,680,864	10.44
760 to 800 ……………....................	3,549,735	14.16	9,460,707,812	15.87
801 and above ........…......................	8,034,522	32.04	10,028,232,263	16.80

Total ........................................	25,070,858	100.00%	$59,625,650,869	100.00%

---------------------
*  FICO® is a registered trademark of Fair, Isaac & Company.

Static Pool Information

Static pool information is information relating to the master trust receivables, organized by year of origination of each related credit card account.  Static pool information concerning losses, delinquencies, revenue yield and payment rate for the master trust receivables since January 2006 can be found at www.citigroup.com/citigroup/citibankmastertrust/staticpool.  This information is presented in monthly increments and will be updated quarterly.  The static pool information on the website is organized by year of origination of the applicable account for each of the five most recent years, and for accounts originated more than five years ago.  As of December 25, 2011, less than 18% of the accounts were originated within the last five years.  There can be no assurance that the loss, delinquency, revenue yield and payment rate experience for the receivables in the future will be similar to the historical experience set forth on the website.

A copy of the information contained on the website as of the date of this Form 8-K may be obtained by any person free of charge upon request to Citibank, as servicer, 701 East 60th Street, North, Sioux Falls, South Dakota 57117, telephone number (605) 331-1567.

Billing and Payments

    The credit card accounts have different billing and payment structures, including different periodic finance charges and fees. The following information reflects the current billing and payment characteristics of the accounts.

In general, each month billing statements are sent to cardholders.  To the extent a cardholder has a balance due, the cardholder must make a minimum payment equal to the sum of any amount which is past due plus any amount which is in excess of the credit limit and, for most accounts, the greatest of the following:

•	the new balance on the billing statement if it is less than $20, or $20, if the new balance is at least $20;

•	1% of the new balance plus the amount of any billed finance charges and any billed late fee; and

•	1.5% of the new balance.

A periodic finance charge is imposed on the credit card accounts. The periodic finance charge imposed on balances for purchases and cash advances for a majority of the accounts is calculated by multiplying (1) the daily balances for each day during the billing cycle by (2) the applicable daily periodic finance charge rate, and summing the results for each day in the billing period. The daily balance is calculated by taking the previous day's balance, adding any new purchases or cash advances and fees, adding the daily finance charge on the previous day's balance, and subtracting any payments or credits. Cash advances are included in the daily balance from the date the advances are made. Purchases are included in the daily balance generally from the date of purchase. Periodic finance charges are not imposed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on the statement.

As of the date of this Form 8-K:

•
the periodic finance charge imposed on balances in most credit card accounts for purchases is the Prime Rate, as published in The Wall Street Journal, plus a percentage ranging from 10.74% to 21.74%.  A small portion of the credit card accounts have a non-variable periodic finance charge imposed on purchase balances ranging from 13.99% to 24.99%;

•	the periodic finance charge imposed on balances in most credit card accounts for cash advances is the sum of the Prime Rate and 21.99%; and

•
if a cardholder fails to make a payment by the due date under their credit card agreement, the periodic finance charge assessed on new transactions can be increased up to the sum of the Prime Rate and 26.74%, with 45 days advance notice.  If a cardholder fails to make a payment for more than 60 days after the due date under their credit card agreement, the periodic finance charge assessed on existing balances in their account can be increased up to the sum of the Prime Rate and 26.74%, with 45 days advance notice.

Promotional rates are offered from time to time to attract new cardholders and to promote balance transfers from other credit card issuers and the periodic finance charge on a limited number of accounts may be greater or less than those generally assessed on the accounts.

Most of the accounts are subject to additional fees, including:

•
a late fee if the cardholder does not make the required minimum payment by the payment date shown on the monthly billing statement.  The late fee is up to $25 (or up to $35 if a late fee was assessed on the account during the previous six billing cycles); provided that the late fee will not be greater than the associated required minimum payment;

•	a cash advance fee which is generally equal to 5.0% of the amount of the cash advance, subject to a minimum fee of $10;

•	a balance transfer fee of 5.0% of the amount transferred to the account, subject to a minimum fee of $10, unless otherwise disclosed in a particular offer;

•
a fee on purchases made outside the United States, whether in U.S. dollars or a foreign currency, which is generally equal to 3.0% of the amount of the purchase, after its conversion into U.S. dollars;

•
a returned payment fee of $25 (or up to $35 if a returned payment fee was assessed on the account during the previous six billing cycles); provided that the returned payment fee will not be greater than the required minimum payment associated with the returned payment; and

•	a stop payment fee of $39, assessed if the cardholder requests that payment be stopped on a bank-issued convenience check.

There can be no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

Payments by cardholders on the accounts are processed and applied first to all minimum amounts due.  Payments in excess of the minimum amount due generally are applied to balances associated with higher periodic rates before balances associated with lower periodic rates.

Recent Lump Additions

Citibank may from time to time transfer credit card receivables to the master trust in lump additions by designating additional accounts to the master trust.  The table below presents the date, amount and percentage of the master trust portfolio of those lump additions made since January 2009 (calculated based on the principal amount of the lump addition and the balance of principal receivables in the master trust as of the end of its monthly reporting period immediately preceding the specified lump addition date).

                           Lump Additions of Receivables Since January 2009

				Percentage
	Amount of	Amount of		of Outstanding
	Finance Charge	Principal	Total	Principal
Lump Addition Date	Receivables	Receivables	Receivables	Receivables

March 28, 2009	$30,094,590	$1,443,311,222	$1,473,405,812	1.97%
May 30, 2009	$4,817,064	$227,239,927	$232,056,991	0.30%
June 13, 2009	$31,644,334	$1,448,182,055	$1,479,826,389	1.93%
September 26, 2009	$48,789,788	$1,441,935,893	$1,490,725,681	1.90%
December 26, 2009	$27,034,270	$1,389,298,732	$1,416,333,002	1.83%

GLOSSARY OF TERMS

"accounts" means the portfolio of revolving credit card accounts established and supplemented in accordance with the pooling and servicing agreement.

"additional accounts" consist of newly originated eligible accounts to be included as accounts and accounts relating to any lump additions.

"Citibank" means Citibank, N.A., a national banking association and successor by merger to Citibank (South Dakota), National Association.  References to “Citibank” in this Form 8-K include Citibank’s predecessor, Citibank (South Dakota), to the extent the context requires.

"eligible accounts"  An "eligible account" is defined to mean a revolving credit card account owned by Citibank, any additional seller or any other affiliate thereof which, as of the master trust cut-off date in 1991 with respect to an initial account or as of the additional cut-off date with respect to an additional account: (a) is in existence and maintained by Citibank, the additional seller or the other affiliate; (b) is payable in United States dollars; (c) in the case of the initial accounts, has a cardholder who has provided, as his most recent billing address, an address located in the United States or its territories or possessions or a military address; (d) has a cardholder who has not been identified by Citibank, the additional seller or the other affiliate in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding; (e) has not been identified as an account with respect to which the related card has been lost or stolen; (f) has not been sold or pledged to any other party except for any sale to any seller, additional seller or other affiliate; (g) does not have receivables which have been sold or pledged to any other party other than any sale to any seller, additional seller or other affiliate; and (h) in the case of the initial accounts, is a VISA or MasterCard revolving credit card account.

"finance charge receivables" consist of periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and some other fees designated by Citibank, as well as amounts, if any, representing a discount from the face amount of principal receivables that are treated as finance charge receivables in accordance with the pooling and servicing agreement.  In addition, some interchange attributed to cardholder charges for merchandise and services in the accounts will be treated as finance charge receivables.

"lump addition" means the designation of additional eligible accounts to be included as accounts pursuant to Section 2.09(a) or (b) of the pooling and servicing agreement.

"master trust" means Citibank Credit Card Master Trust I.

"pooling and servicing agreement" means the Second Amended and Restated Pooling and Servicing Agreement dated as of August 9, 2011, between Citibank, N.A., as Seller and Servicer, and Deutsche Bank Trust Company Americas, as trustee, including all amendments thereto.

"principal receivables" consist of amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and some fees billed to cardholders on the accounts, minus the portion, if any, of principal receivables which represents a discount from the face amount thereof that Citibank has designated to be treated as finance charge receivables in accordance with the pooling and servicing agreement.

"receivables" means all amounts shown on the servicer's records as amounts payable by the person or persons obligated to make payments with respect to the accounts.

"Receivables Outstanding" as defined on page 7.

# # #

Certain statements contained herein are "forward-looking statements" within the meaning of the rules and regulations of the Securities and Exchange Commission. Generally, forward-looking statements are not based on historical facts but instead represent only the beliefs of Citibank, N.A. regarding future events. Such statements may be identified by words such as "believe", "expect", "anticipate", "intend", "estimate", "may increase", "may fluctuate" and similar expressions, or future or conditional verbs such as "will", "should", "would" and "could". These statements are based on the current expectations of Citibank and are subject to uncertainty and changes in circumstances. Forward-looking statements involve risks, uncertainties and assumptions.  Actual results may differ materially from those expressed in these forward-looking statements.  In particular, forward-looking statements contained herein are based on certain estimates of cardholder preferences, industry competition, general economic conditions and other matters which cannot be predicted with certainty.  You should not put undue reliance on any forward-looking statements, which speak only as of the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIBANK, N.A.,
as Depositor of Citibank Credit Card Issuance Trust
and Citibank Credit Card Master Trust I
(Registrant)

By: /s/  Douglas C. Morrison
Douglas C. Morrison
Vice President

Dated:  March 30, 2012